UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2011

COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33026	22-3447504
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Crescent Place Oceanport, New Jersey	07757
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 870-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a vote of Security Holders
On August 24, 2011, CommVault Systems, Inc. (the “Company”) held its fiscal 2011 Annual Meeting of Stockholders, at which the Company’s stockholders (1) elected three Class II Directors for a term to expire at the 2014 Annual Meeting of Stockholders, (2) ratified the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2012, (3) voted, on an advisory basis, on executive compensation, and (4) voted on an advisory basis, on whether executive compensation should be submitted to stockholders for an advisory vote every one, two or three years. The vote on such matters was as follows:
1.	Election of directors
Election of Alan G. Bunte:

For	Withhold	Broker Non-Vote
37,125,427	1,193,504	2,412,153
Election of Frank J. Fanzilli, Jr.:

For	Withhold	Broker Non-Vote
37,568,561	750,370	2,412,153
Election of Daniel Pulver:

For	Withhold	Broker Non-Vote
37,071,998	1,246,933	2,412,153
2.	Approve appointment of Ernst & Young LLP as independent public accountants for the fiscal year ending March 31, 2012

For	Against	Abstain	Broker Non-Vote
38,816,570	1,899,901	14,613	-0-
3.	Approve, by non-binding vote, the Company’s executive compensation

For	Against	Abstain	Broker Non-Vote
37,360,039	953,144	5,748	2,412,153
4.	Recommend, by non-binding vote, the frequency of executive compensation votes

One-Year	Two Years	Three Years	Abstain	Broker Non-Vote
32,215,053	1,234,748	4,858,722	10,408	2,412,153
After taking into account the results of the stockholder advisory vote on the frequency of executive compensation votes conducted at the 2011 Annual Meeting of Stockholders, the Board of Directors decided that it shall be the Company’s policy to submit the compensation of its named executive officers to stockholders for a non-binding advisory vote annually, at least until the Company’s next Annual Meeting of Stockholders at which an advisory vote on the frequency of executive compensation votes is conducted.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
 COMMVAULT SYSTEMS, INC.

By:	/s/ Warren H. Mondschein
Name:	Warren H. Mondschein
Title:	Vice President, General Counsel and Secretary Chief Compliance Officer
DATE: August 30, 2011